                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights," "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated January 9, 1997 included in this Registration Statement (Form N-1A No. 33-47031) of Alliance Limited Maturity Government Fund, Inc. (formerly Alliance Mortgage Strategy Trust, Inc.).


                             /s/ Ernst & Young LLP

                             ERNST & YOUNG LLP

New York, New York
February 26, 1997



































00250110.AU3